Exhibit 99.1

SAND HILL IT SECURITY ACQUISITION CORP.
ANNOUNCES ADJOURNMENT OF SPECIAL MEETING

MENLO PARK, Calif., July 26, 2006 /PRNewswire-FirstCall/ -- Sand Hill IT Security Acquisition Corp. (Sand Hill) (OTC Bulletin Board: SHQC.ob) today announced that a special meeting of stockholders held today had been adjourned. The adjourned meeting will be reconvened on July 27, 2006 at 7:00 a.m. (eastern time) at the Company's offices, 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025.

Sand Hill has filed a registration statement on Form S-4 and the proxy statement/prospectus with the SEC in connection with the proposed merger. Stockholders of Sand Hill and St. Bernard Software are urged to read the registration statement and the joint proxy statement/prospectus filed with the SEC because it contains important information. Copies of these documents may be obtained free of charge from the SEC's website at http://www.sec.gov or at Sand Hill's web site at www.sandhillsecurity.com.

Investor Information
Sand Hill stockholders are urged to read the joint proxy statement/ prospectus filed, and any other relevant materials filed by Sand Hill, because they contain, or will contain, important information about Sand Hill, St. Bernard Software and the proposed merger. These materials and other relevant materials (when they become available) and any other documents filed by Sand Hill with the SEC, may be obtained for free at the SEC's website at www.sec.gov. Investors may obtain free copies of these documents by directing a request to Sand Hill IT Security Acquisition Corp., 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025.

Not a Proxy Statement
This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Sand Hill or St. Bernard Software and does not constitute an offer of any securities of Sand Hill for sale. Any solicitation of proxies will be made only by the joint proxy statement/prospectus that has been mailed to all stockholders of Sand Hill. Investors and security holders of Sand Hill are urged to read the joint proxy statement/prospectus because it contains important information about Sand Hill and St. Bernard Software.

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